CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 13, 2020, with respect to the consolidated financial statements included in the Annual Report of Emergent Capital, Inc. on Form 10-K for the year ended November 30, 2019. We consent to the incorporation by reference of said report in the Registration Statements of Emergent Capital, Inc. on Form S-1 (File No. 333-220187) and on Forms S-8 (File No. 333-172113 and File No. 333-223944).

(signature)
Fort Lauderdale, Florida
March 13, 2020